Exhibit 23.2









INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by Reference in Registration Statement No. 333-22563 of Hallwood Energy Partners, L.P. on Form S-8 of our report dated February 27, 1998, appearing in this Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Denver, Colorado
February 27, 1998